EXHIBT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Concurrent Computer Corporation (the "Company") on Form S-8 of our report dated August 12, 1996, on our audits of the consolidated statements of operations, shareholders' equity and cash flows of Concurrent Computer Corporation for the year ended June 30, 1996 (not presented within the Company's Annual Report on
Form 10K), and the financial statement schedule for the year ended June 30, 1996, which report is included in the Company's Annual Report on Form 10-K.



                                          /s/  PricewaterhouseCoopers  LLP
                                          --------------------------------

Parsippany,  New  Jersey
September  22,  1998

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